THIRD AMENDMENT TO EMPLOYMENT AGREEMENT THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Third Amendment”) is entered into as of May 6, 2025 (the “Amendment Effective Date”), by and between D-Wave Commercial Inc. (the “Company”), a wholly-owned subsidiary of D-Wave Quantum Inc. (“D-Wave”), and John M. Markovich (“Employee”) (the Company, D-Wave, and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”). Capitalized terms used herein without definition have the meanings ascribed thereto in the Employment Agreement (as defined below). WHEREAS, the Company and Employee previously entered into a certain Employment Agreement, dated August 20, 2021 (the “Original Employment Agreement”), which was subsequently amended pursuant to a certain letter agreement, dated September 20, 2022 (the “First Amendment”), and further amended pursuant to a certain letter agreement, dated April 17, 2024 (the “Second Amendment”) (the Original Employment Agreement, First Amendment, and Second Amendment are collectively, the “Employment Agreement”); and WHEREAS, the Parties desire to amend the Employment Agreement, as more particularly set forth herein. NOW, THEREFORE, in consideration of the foregoing recitals, which are made a part hereof, and of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Amendments. a) Section 2(b) of the Employment Agreement is hereby deleted in its entirety, and replaced with the following: “2. Position and Duties: (b) Location of Work: We have agreed that your principal place of work will be your home in Florida. You must remain a Florida resident for tax and employment laws purposes and you are not authorized to relocate outside of Florida without our consent. You understand and agree that the Company is an international organization with an expanding business in the marketplace. Accordingly, a fundamental requirement of your position is that you will be required to regularly travel both inside and outside of North America as required by the Company in performance of your duties. In addition, from time to time as required by the Company in its sole discretion, you may be required to temporarily or permanently relocate from an existing principal place of work to such other location anywhere in the United States as needed by the Company and be assigned new reporting relationships. Any major change in the location of your employment will be subject to expense reimbursement in accordance with the Company’s policies.”

2 b) Section 8 of the Employment Agreement is hereby deleted in its entirety, and replaced with the following: “8. Termination (a) Employment “At Will.” Your employment with the Company is “at will.” As an “at will” employee, you or the Company may terminate your employment at any time with or without cause and with or without notice except where applicable United States federal, state, or local law provides otherwise or when advance notice of your resignation is required by Section 7 above. The Company has sole discretion to modify the terms and conditions of your employment. No representative of the Company, other than the Board of Directors of D-Wave Quantum Inc. (the “Board”), has the authority to change the “at will” status of your employment, and in order to be effective, the change must be in writing by a resolution adopted by the Board. (b) Severance Benefits. You shall be entitled to participate in the Severance Policy adopted by D-Wave, as amended from time to time with the approval of the Board (the “Severance Policy”), in accordance with the terms of the Severance Policy. The parties agree that the Severance Policy is subject to termination and amendment in the sole discretion of D-Wave; provided, however that the Severance Policy cannot be terminated by D-Wave or otherwise amended by D-Wave in any manner that would result in a reduction of the severance benefits available to you without your consent.” c) Section 18 of the Employment Agreement is hereby deleted in its entirety, and replaced with the following: “18. Governing Laws: This Agreement will be construed in accordance with and governed by the laws of the State of Florida (without reference to its conflict of law principles), and the courts of the State of Florida will have exclusive jurisdiction over any dispute arising from or in any way related to this Agreement.” 2. Entire Agreement. This Third Amendment, together with the Employment Agreement, as amended herein, constitute the entire understanding of the Parties relating to the subject matter hereof and supersede all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. 3. Modification. This Third Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the Parties. 4. Full Force and Effect. Except as specifically amended, modified, or supplemented by this Third Amendment, all the terms, covenants, conditions, and provisions of the Employment Agreement shall continue unmodified and shall remain in full force and effect. 5. Controlling Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Florida to be applied. In furtherance of

3 the foregoing, the internal laws of the State of Florida will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. 6. Counterparts; Electronic Transmission; Headings. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, including an electronic copy, facsimile or electronic signature, but both of which taken together shall constitute one and the same instrument. The headings used herein are for ease of reference only and shall not define or limit the provisions hereof. IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date first above written. EMPLOYEE D-WAVE COMMERCIAL INC. By: _/s/ John M. Markovich_______ By: _/s/ Alan Baratz______________ John M. Markovich Alan Baratz, President and CEO D-WAVE QUANTUM INC. By: _/s/ Alan Baratz______________ Alan Baratz, President and CEO